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                               CAMBREX CORPORATION

                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

         Subsidiary                                           Incorporated in:
         CasChem, Inc.                                        Delaware

         Cosan Chemical Corp.                                 New Jersey

         Nepera, Inc.                                         New York

         Heico Chemicals, Inc.                                Delaware

         Chiragene, Inc.                                      Delaware

         Salsbury Chemicals, Inc.                             Iowa

         Zeeland Chemicals, Inc.                              Michigan

         BioWhittaker, Inc.                                   Delaware

         Seal Sands Chemicals Limited                         England

         Profarmaco S.r.l.                                    Italy

         Nordic Synthesis AB                                  Sweden

         BioWhittaker Europe s.p.r.l.                         Belgium

         BioWhittaker Molecular Applications, Inc.            Delaware

         BioWhittaker Molecular Applications Aps              Denmark

         Irotec Laboratories, Ltd.                            Ireland

         Conti BC NV                                          Belgium

         Lumitech Limited                                     England
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